Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of VWR Funding, Inc. (the “Company”) for the quarterly period ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Manuel Brocke-Benz, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Manuel Brocke-Benz
Name: Manuel Brocke-Benz
Title: President and Chief Executive Officer
Date: November 12, 2014